Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-208673 and 333-188736) on Form S-8 of Alico, Inc. of our reports dated December 6, 2016, relating to our audit of the consolidated and combined financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Alico, Inc. for the year ended September 30, 2016.

/s/ RSM US LLP
Orlando, Florida
December 6, 2016